UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   April 13, 2005

WESTMORELAND COAL COMPANY
(Exact Name of Registrant as Specified in Charter)

Delaware	001-11155	23-1128670
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14th Floor, 2 North Cascade Avenue, Colorado Springs, CO       80903
(Address of Principal Executive Offices)                                       (Zip Code)

Registrant’s telephone number, including area code: (719) 442-2600

______________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On April 4, 2005, David J. Blair accepted an employment offer letter from Westmoreland Coal Company (“Westmoreland” or the “Company”), which summarizes the compensatory arrangements associated with Mr. Blair’s appointment as Chief Financial Officer of the Company. A summary of the offer letter is included in Item 5.02 of this Current Report on Form 8-K and incorporated herein by reference.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officer

Westmoreland has selected David J. Blair as Chief Financial Officer effective April 25, 2005. Ronald H. Beck, who has served as Acting Chief Financial Officer for the past 19 months, will continue his duties as Vice President – Finance and Treasurer. The Company issued a news release, which is attached to this Current Report on Form 8-K as Exhibit 99.1, announcing the appointment on April 13, 2005.

Prior to joining Westmoreland on April 25, 2005, Mr. Blair was Acting Chief Financial Officer and Vice President Finance (from 2003-2004), Vice President, Corporate Finance (2002-2003), and Vice President, Corporate Finance and Treasurer (2001-2002) for Ondeo Nalco Company, and Chief Financial Officer and Vice President Finance (1995-2001) for Nalco/Exxon Energy Chemicals. Mr. Blair, age 51, is a Chartered Accountant, Ontario Canada.

Under the employment offer letter, Mr. Blair’s compensation package has three components: base salary, participation in the Company’s annual incentive plan, and participation in the Company’s long term incentive plan. Mr. Blair will receive a starting salary of $250,000 per year and will be included in the Company’s annual incentive compensation plan for executives and key managers. Under his employment offer letter, for 2005, Mr. Blair will participate in that plan at a target level of 45% of salary, which will permit him to earn a maximum cash bonus of up to twice the target level, or 90% of his annual salary, pro rated for the percentage of the year he was employed by the Company, depending on his individual performance and the Company’s achievement of the 2005 performance criteria established by the Compensation and Benefits Committee. The performance-based strategic criteria established by the Committee for 2005 relate to safety at the Company’s operations (35% weight) and the Company’s financial performance relative to the budget approved by the Board of Directors (30% weight). The Plan also includes a discretionary component (35% weight) for recognition of relative contributions to the accomplishment of strategic objectives, outstanding performance, special efforts, and similar factors. Mr. Blair will also become a participant in the Company’s long-term incentive plan at the beginning of the next performance period, which is expected to begin on approximately July 1, 2005.

Upon commencement of his employment, Mr. Blair will also receive 10,000 common stock appreciation rights, which will vest in one-third increments over a three year period. Each common stock appreciation right entitles Mr. Blair to receive in stock the amount by which the price of the Company’s common stock increases over the three years from the commencement of his employment with Westmoreland.

In addition, Mr. Blair will receive all of the Company’s standard employee benefits, including relocation assistance and vacation. Mr. Blair will receive three weeks of paid vacation.

Item 9.01.   Financial Statements and Exhibits

          (c)   Exhibits

                  Exhibit 99.1 - Press release dated April 13, 2005

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTMORELAND COAL COMPANY

Date: April 13, 2005	By: /s/ Ronald H. Beck
Ronald H. Beck
Vice President - Finance and Treasurer
(A Duly Authorized Officer)

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated April 13, 2005

EXHIBIT 99.1

Westmoreland Names David J. Blair
Chief Financial Officer

Colorado Springs, CO – April 13, 2005 -- Westmoreland Coal Company (AMEX:WLB) announced today that David J. Blair will join the Company as Chief Financial Officer on April 25, 2005. Mr. Blair will report to Christopher K. Seglem, Westmoreland’s Chairman, President and CEO.

Mr. Blair brings extensive financial executive experience to Westmoreland. After receiving a Bachelor of Commerce degree from the University of Toronto, he joined the major Canadian accounting firm of Clarkson Gordon & Co. (now part of Ernst & Young), where he practiced public accounting for 3 years before moving in to the business sector where he undertook increasingly responsible positions over the years. Mr. Blair joins Westmoreland after a seventeen year career with Nalco Chemical Company where, among other things, he was Chief Financial Officer for Nalco's joint venture with Exxon in the energy services sector. Most recently Mr. Blair was acting Chief Financial Officer and Vice President Finance for Ondeo Nalco Company, a $2.8 billion global specialty chemical company located in Chicago, Illinois.

Mr. Blair, 51, will be located at Westmoreland's Corporate Headquarters in Colorado Springs, Colorado.

In announcing the appointment, Chris Seglem commented: “We are very pleased to be able to bring David Blair aboard as we continue to integrate and enhance the performance of our mining acquisitions and move forward to further implement our strategic plan for growth and development in the coal and power sectors. The increasing strength and depth of our management team reflects how far we have come in returning Westmoreland to a leadership position in the energy business.”

“I also want to take this opportunity to commend Ron Beck for his outstanding service as Acting Chief Financial Officer for the past 19 months.”

Mr. Beck will continue to serve as Corporate Vice President of Finance and Treasurer. He was also recently elected President of Westmoreland Risk Management Ltd., the Company's captive insurance carrier.

Westmoreland Coal Company is the oldest independent coal company in the United States. The Company’s coal operations include Northern Powder River Basin coal mining in Montana and lignite mining operations in Montana, North Dakota, and Texas. Its power operations include ownership interests in two coal-fired and one natural gas-fired generating plant. Westmoreland is implementing a growth strategy dedicated to meeting America’s dual goals of low-cost power and a clean environment through the acquisition and development of complementary, niche opportunities in coal, power and other segments of the energy sector. For more information visit www.westmoreland.com.

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Contact: Diane Jones (719) 442-2600